HARLAND CLARKE HOLDINGS CORP.
REPORTS FULL YEAR AND FOURTH QUARTER 2012 RESULTS

San Antonio, TX - February 25, 2013 - Harland Clarke Holdings Corp. (“Harland Clarke Holdings” or the “Company”) today reported results for the fourth quarter and year ended December 31, 2012. In addition, Harland Clarke Holdings filed its Annual Report on Form 10-K with the Securities and Exchange Commission today.

On December 21, 2011, the Company's parent, M & F Worldwide Corp. (“M & F Worldwide”) merged with an indirect, wholly owned subsidiary of MacAndrews & Forbes Holdings Inc. (“MacAndrews”) (the “MacAndrews Acquisition”). As a result of the MacAndrews Acquisition, the Company was required to use the acquisition method of accounting to revalue its assets and liabilities as of the date of the MacAndrews Acquisition. Such accounting results in a number of non-cash adjustments including, but not limited to, decreased revenues as a result of fair value adjustments to deferred revenues, increased depreciation and amortization as a result of the revaluation of assets and increased non-cash interest expense that results from adjusting the Company's long-term debt to fair value as of the date of the MacAndrews Acquisition. As a result of these non-cash adjustments, which are further described in the Company's Annual Report on Form 10-K, the results for the fourth quarters and twelve month periods ended December 31 of 2012 and 2011 are not comparable in all material respects.

Fourth Quarter Highlights

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Net revenues of $426.6 million, up $20.2 million, as compared to the fourth quarter of 2011 primarily due to an increase in revenues from the acquisition of Faneuil, Inc. ("Faneuil") of $21.2 million, an increase in license fee revenues at the Harland Financial Solutions segment, and increased revenues per unit at the Harland Clarke segment, partially offset by volume declines at the Harland Clarke segment.

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Operating income of $81.7 million, up $137.5 million as compared to the fourth quarter of 2011. The operating loss for the fourth quarter of 2011 included non-cash impairment charges of $109.2 million primarily related to the annual impairment tests for Scantron's goodwill and indefinite-lived tradename. Operating income for the fourth quarter of 2012 also increased as a result of an increase in license fee revenues at the Harland Financial Solutions segment, increased revenues per unit at the Harland Clarke segment and cost reductions implemented at each of the segments, partially offset by volume declines at the Harland Clarke segment.

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Net income of $14.6 million, up $94.4 million as compared to the fourth quarter of 2011. The net loss for the fourth quarter of 2011 included non-cash impairment charges of $109.2 million ($93.3 million after tax) primarily related to the annual impairment tests for Scantron's goodwill and indefinite-lived tradename. Additionally, net income in the fourth quarter of 2012 increased due to operational improvements and cost reductions implemented at each of the segments. Net income for the fourth quarter of 2012 included net charges of $30.6 million ($18.7 million after-tax) for non-cash fair value adjustments, including significant non-cash interest expense, related to the MacAndrews Acquisition, representing an increase of $17.4 million ($10.6 million after-tax) as compared to the fourth quarter of 2011 and an increase in interest expense unrelated to acquisition accounting of $3.9 million ($2.4 million after-tax) due to higher interest rates partially offset by lower debt.

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Consolidated Adjusted EBITDA(1) of $137.5 million as compared to $115.0 million in the fourth quarter of 2011. The increase is primarily due to cost reductions and revenue initiatives implemented during the third and fourth quarters of 2012.

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(1)
Adjusted EBITDA is a non-GAAP measure that is defined in the notes to this release and reconciled to net (loss) income, or operating (loss) income in the case of Adjusted EBITDA for GlobalScholar and Spectrum K12, which are the most directly comparable GAAP measures, in the accompanying financial tables.

Fourth Quarter 2012 Performance

Consolidated Results

Consolidated net revenues increased by $20.2 million, or 5.0%, to $426.6 million for the fourth quarter of 2012 from $406.4 million for the fourth quarter of 2011. The fourth quarter of 2012 included an increase in net revenues of $21.2 million from the acquisition of Faneuil, an increase in license fee revenues of $14.2 million at the Harland Financial Solutions segment, and increased revenues per unit at the Harland Clarke segment, which increased net revenues by $9.6 million . The 2012 period also included a net benefit of $1.3 million for non-cash fair value adjustments related to the MacAndrews Acquisition, as compared to net charges of $6.0 million in the 2011 period for non-cash fair value adjustments related to acquisitions, resulting in a increase in net revenues of $7.3 million. These increases were partially offset by volume declines which decreased net revenues by $24.8 million and a decrease in early termination fees of $6.9 million at the Harland Clarke segment.

Consolidated operating income increased by $137.5 million to $81.7 million for the fourth quarter of 2012 from an operating loss of $55.8 million for the fourth quarter of 2011. The increase was primarily due to non-cash impairment charges of $109.2 million that occurred in the fourth quarter of 2011 primarily related to the annual impairment tests for Scantron's goodwill and indefinite-lived tradename, as compared to non-cash asset impairment charges of $1.0 million in the fourth quarter of 2012. Also contributing to the increase in operating income was an increase in license fee revenues at the Harland Financial Solutions segment, increased revenues per unit at the Harland Clarke segment, cost reductions implemented at each of the segments during the third and fourth quarters of 2012 and a $2.0 million decrease in restructuring costs. The fourth quarter of 2012 also included charges for non-cash fair value adjustments of $6.2 million related to the MacAndrews Acquisition, as compared to net charges of $11.1 million for non-cash fair value adjustments in the fourth quarter of 2011, resulting in a $4.9 million increase in operating income in the fourth quarter of 2012. The increases in operating income were partially offset by volume declines in checks and related products and a $6.9 million decrease in early termination fees at the Harland Clarke segment.

Consolidated net income increased by $94.4 million to $14.6 million for the fourth quarter of 2012 from a net loss of $79.8 million for the fourth quarter of 2011. The net loss for the fourth quarter of 2011 included non-cash impairment charges of $109.2 million ($93.3 million after tax) primarily related to the annual impairment tests for Scantron's goodwill and indefinite-lived tradename. Additionally, net income in the fourth quarter of 2012 increased due to cost reductions and other operational improvements. Net income for the fourth quarter of 2012 included net charges of $30.6 million ($18.7 million after-tax) for non-cash fair value adjustments related to the MacAndrews Acquisition, including $24.4 million ($14.9 million after-tax) of non-cash interest expense that resulted from adjusting the Company's long-term debt to fair value, an increase of $17.4 million ($10.6 million after-tax) as compared to the fourth quarter of 2011, and an increase in interest expense unrelated to acquisition accounting of $3.9 million ($2.4 million after-tax) due to higher interest rates partially offset by lower debt.

Consolidated Adjusted EBITDA increased by $22.5 million, or 19.6%, to $137.5 million for the fourth quarter of 2012 from $115.0 million for the fourth quarter of 2011 primarily due to cost reductions and revenue initiatives implemented during the third and fourth quarters of 2012 and the acquisition of Faneuil. The Adjusted EBITDA effect of the Company's January 2011 acquisition of GlobalScholar and July 2010 acquisition of Spectrum K12 was a negative $3.2 million for the fourth quarter of 2012, as compared to a negative $6.4 million for the fourth quarter of 2011. The Company continues to make investments related to these acquisitions that have added comprehensive web capabilities to the Scantron segment. Adjusted EBITDA is a non-GAAP measure that is defined in the notes to this release and reconciled to net income (loss), or operating income (loss) in the case of Adjusted EBITDA for GlobalScholar and Spectrum K12, which are the most directly comparable GAAP measures, in the accompanying financial tables.

Segment Results

During the second quarter of 2012, the Company transferred certain product and service lines from the Scantron segment to other segments to better align complementary products and services. The Harland Technology Services ("HTS") and Medical Device Tracking ("MDT") businesses were transferred to the Faneuil segment and the Survey Services business was transferred to the Harland Clarke segment. In accordance with applicable accounting guidance, prior period amounts for these businesses have been reclassified to reflect the business segment changes.

Net revenues for the Harland Clarke segment decreased by $15.6 million, or 5.3%, to $276.2 million for the fourth quarter of 2012 from $291.8 million for the fourth quarter of 2011. The decrease in net revenues was primarily due to volume declines, net of client additions and losses, in check and related products that reduced net revenues by $24.8 million. Net revenues in 2011 included revenue for a one-time payment of $7.4 million resulting from early contract termination, which led to a net decrease in one-time payments in 2012 of $6.9 million as compared to 2011. These decreases were partially offset by an increase in revenues per unit that increased revenues by $9.6 million and a benefit of $6.4 million for non-cash fair value adjustments to deferred revenues and client incentives related to the MacAndrews Acquisition as compared to a net charge of $1.5 million in the fourth quarter of 2011, resulting in a net benefit of $7.9 million. Operating income for the Harland Clarke segment increased by $5.8 million, or 10.3%, to $62.2 million for the fourth quarter of 2012 from $56.4 million for the fourth quarter of 2011. The increase in operating income was primarily due to an increase in revenues per unit and cost reductions from actions predominantly implemented in the third and fourth quarters of 2012 and a decrease in restructuring charges of $2.1 million. Net charges for non-cash fair value adjustments related to the MacAndrews Acquisition reduced operating income by $5.9 million in the fourth quarter of 2012, including a $12.8 million increase in depreciation and amortization and a net benefit of $6.9 million in other non-cash acquisition accounting adjustments, as compared to net charges of $6.1 million in the fourth quarter of 2011, resulting in a net benefit to operating income of $0.2 million. These increases were partially offset by volume declines and a decrease in one-time revenues from the loss of a client.

Net revenues for the Harland Financial Solutions segment increased by $14.4 million, or 21.8%, to $80.5 million for the fourth quarter of 2012 from $66.1 million for the fourth quarter of 2011. The increase was primarily due to a $14.2 million increase in license fee revenues primarily as a result of meeting revenue recognition criteria for certain product lines, a $1.9 million increase in service bureau revenues as a result of growth in electronic bill pay services and a $0.6 million increase in maintenance revenues due to increased implementation of credit management solutions. For the fourth quarter of 2012, the Harland Financial Solutions segment incurred a net charge of $4.5 million from non-cash fair value adjustments to deferred revenues related to the MacAndrews Acquisition as compared to net charges for non-cash fair value adjustments of $2.1 million for the fourth quarter of 2011 resulting in a net decrease of $2.4 million. Operating income for the Harland Financial Solutions segment increased by $13.7 million to $22.2 million for the fourth quarter of 2012 from $8.5 million for the fourth quarter of 2011. The increase in operating income was primarily due to the increase in license fee revenues partially offset by net charges for non-cash fair value adjustments related to the MacAndrews Acquisition that reduced operating income by $5.2 million, including a $2.8 million increase in depreciation and amortization and a $2.4 million net charge for other non-cash adjustments, as compared to non-cash fair value adjustments related to the MacAndrews Acquisition that reduced operating income by $3.0 million in 2011, resulting in a net decrease of $2.2 million.

Net revenues for the Scantron segment increased by $1.3 million, or 4.4%, to $30.9 million for the fourth quarter 2012 from $29.6 million for the fourth quarter of 2011. The increase in net revenues was primarily due to a $2.2 million decrease for non-cash fair value adjustments to deferred revenues related to the MacAndrews Acquisition, including a $0.2 million charge for the fourth quarter of 2012 as compared to a $2.4 million charge for the fourth quarter of 2011 and a $0.7 million increase in a web-based education product, partially offset by volume declines in scanners and forms that reduced revenues by $1.4 million. Operating income for the Scantron segment increased by $117.4 million to an operating loss of $0.6 million for the fourth quarter of 2012 from an operating loss of $118.0 million for the fourth quarter of 2011. The increase in operating income was primarily due to non-cash impairment charges of $106.4 million that occurred in the fourth quarter of 2011 primarily related to the annual impairment tests for Scantron's goodwill and indefinite-lived tradename and cost reduction activities. Additionally, the Scantron segment incurred a net benefit of $5.1 million for non-cash fair value adjustments related to the MacAndrews Acquisition in the fourth quarter of 2012, including a $4.9 million decrease in depreciation and amortization, as compared to a net charge of $2.0 million for non-cash fair value adjustments related to the acquisitions in the fourth quarter of 2011, resulting in an increase of $7.1 million.

Net revenues for the Faneuil segment increased by $20.4 million to $39.6 million for the fourth quarter of 2012 from $19.2 million for the fourth quarter of 2011 due to an increase in net revenues of $21.2 million attributable to the acquisition of Faneuil, partially offset by a decrease in net revenues of $0.4 million due to declines in revenues related to installation and maintenance services for the HTS and MDT businesses that were transferred from the Scantron segment and a net charge of $0.4 million from non-cash fair value adjustments to deferred revenues related to the MacAndrews Acquisition. Operating income for the Faneuil segment increased by $2.6 million to $3.2 million for the fourth quarter of 2012 from $0.6 million for the fourth quarter of 2011. The increase in operating income was primarily due to non-cash impairment charges of $2.7 million that occurred in the fourth quarter of 2011 and an increase in operating income of $1.1 million attributable to the acquisition of Faneuil, which included $0.3 million of asset impairment charges and a reversal of $0.2 million of restructuring charges. These increases were partially offset by net charges for non-cash fair value adjustments related to the MacAndrews Acquisition that reduced operating income by $0.2 million, including $0.4 million of other non-cash charges partially offset by a $0.2 million decrease in depreciation and amortization, and decreases in revenues related to installation and maintenance services for the HTS and MDT businesses.

Full Year 2012 Performance

On March 19, 2012, the Company purchased Faneuil for $70.0 million in cash from affiliates of MacAndrews & Forbes Holdings Inc. (the "Faneuil Acquisition"). Faneuil provides business process outsourcing services including call center operations, back office operations, staffing services and toll collection services to government and regulated commercial clients across the United States. Although the Company's acquisition of Faneuil closed on March 19, 2012, the Company has included Faneuil operations in its consolidated results for the entire twelve months of 2012 as required by GAAP since Faneuil and the Company were under common control. Faneuil operations are included in the Company's results as of December 22, 2011 for the fourth quarter and year ended December 31, 2011 periods.

Consolidated Results

Consolidated net revenues increased by $45.2 million, or 2.8%, to $1,668.9 million in 2012 from $1,623.7 million in 2011. The increase was primarily due to revenues from the acquisition of Faneuil, which increased net revenues by $90.9 million, increases in revenues per unit at the Harland Clarke segment, which increased net revenues by $28.5 million and a net increase in license fee revenues of $6.9 million at the Harland Financial Solutions segment. These increases were partially offset by check volume declines, which decreased revenues by $55.2 million and a decrease in early termination fees of $5.3 million at the Harland Clarke segment and volume declines in forms, scanners and services at the Scantron segment, which decreased net revenues by $9.6 million. Net charges from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition reduced revenues in 2012 by $24.0 million as compared to net charges of $13.8 million in 2011 for non-cash fair value adjustments related to acquisitions, resulting in a net decrease in revenues of $10.2 million.

Consolidated operating income increased by $42.2 million, or 26.6%, to $200.8 million in 2012 from $158.6 million in 2011. The increase was primarily due to non-cash impairment charges of $111.6 million that occurred in 2011 primarily related to the annual impairment tests for Scantron's goodwill and indefinite-lived tradename, as compared to non-cash asset impairment charges of $1.7 million in 2012, an increase in revenues per unit at the Harland Clarke segment, an increase in license fee revenues at the Harland Financial Solutions segment and cost reductions implemented at each of the segments. These increases were partially offset by non-cash fair value adjustments related to the MacAndrews Acquisition that reduced operating income for 2012 by $66.9 million, including a $43.7 million increase in depreciation and amortization expense, as compared to non-cash fair value adjustments for 2011, which reduced operating income by $18.8 million, resulting in a net decrease in operating income of $48.1 million. Additionally, 2011 results included a $24.3 million non-cash gain for changes in the fair value of contingent consideration arrangements, as compared to a $0.6 million non-cash gain in 2012, a $6.3 million increase in restructuring costs and a $5.3 million decrease in early termination fees at the Harland Clarke segment.

Consolidated net income decreased by $58.3 million to a net loss of $35.0 million in 2012 from net income of $23.3 million in 2011. The decrease was primarily due to net charges for non-cash fair value adjustments of $182.5 million ($111.3 million after-tax) related to the MacAndrews Acquisition, including $115.6 million ($70.5 million after-tax) of non-cash interest expense that resulted from adjusting the Company's long-term debt to fair value at the date of the MacAndrews Acquisition, an increase of $161.5 million ($98.5 million after-tax) as compared to 2011, and a loss on early extinguishment of debt of $34.2 million ($20.9 million after-tax) from the write-off of the unamortized, non-cash fair value adjustment related to the $280.2 million term loan repayment in the third quarter of 2012. The increases were partially offset by $15.6 million ($9.5 million after tax) of other non-cash fair value adjustments to deferred financing costs and interest rate swaps related to the MacAndrews Acquisition that decreased non-cash interest expense. Additionally, 2011 included a $24.3 million non-cash gain for changes in the fair value of contingent consideration arrangements, of which $22.8 million was not subject to income taxes, as well as a one-time gain of $13.2 million ($9.5 million after tax) on the sale of marketable securities. These decreases were partially offset by non-cash impairment charges of $111.6 million ($94.7 million after tax) that occurred in 2011, which represents a decrease of $109.9 million in non-cash impairment charges as compared to 2012 and cost reductions and revenue initiatives implemented during the third and fourth quarters of 2012.

Consolidated Adjusted EBITDA increased by $23.0 million, or 5.0%, to $478.7 million in 2012 from $455.7 million in 2011. The Adjusted EBITDA effect of the Company's January 2011 acquisition of GlobalScholar and July 2010 acquisition of Spectrum K12 was a negative $17.2 million in 2012, as compared to a negative $18.3 million in 2011. The Company continues to make investments related to these acquisitions that have added comprehensive web capabilities to the Scantron segment. Adjusted EBITDA is a non-GAAP measure that is defined in the notes to this release and reconciled to net (loss) income, or operating (loss) income in the case of Adjusted EBITDA for GlobalScholar and Spectrum K12, which are the most directly comparable GAAP measures, in the accompanying financial tables.

Segment Results

Net revenues for the Harland Clarke segment decreased by $1.9 million, or 0.2%, to $1,142.6 million in 2012 from $1,144.5 million in 2011. The decrease was primarily due to volume declines, net of client additions and losses, in check and related products that reduced net revenues by $55.2 million. Net revenues in 2011 included revenue for a one-time payment of $6.5 million resulting from the loss of a client, which led to a net decrease in one-time payments in 2012 of $5.3 million as compared to 2011. These decreases were largely offset by an increase in revenues per unit that increased revenues by $28.5 million and a net benefit of $29.8 million for non-cash fair value adjustments to deferred revenues and client incentives related to the MacAndrews Acquisition. Net revenues in 2011 included charges of $1.5 million for non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition. Operating income for the Harland Clarke segment decreased by $28.2 million, or 11.6%, to $214.0 million in 2012 from $242.2 million in 2011. The decrease in operating income was primarily due to net charges for non-cash fair value adjustments related to the MacAndrews Acquisition that reduced operating income by $33.7 million, including a $55.7 million increase in depreciation and amortization partially offset by a $22.0 million benefit for other non-cash adjustments, as compared to non-cash fair value adjustments related to the MacAndrews Acquisition that reduced operating income by $6.1 million in 2011. The decrease was also a result of volume declines in checks and related products and a $3.3 million increase in restructuring costs. These decreases to operating income were partially offset by the increase in revenues per unit and cost reductions from actions predominantly implemented in the third and fourth quarters of 2012.

Net revenues for the Harland Financial Solutions segment decreased by $32.1 million, or 11.2%, to $253.7 million in 2012 from $285.8 million in 2011. In 2012, the Harland Financial Solutions segment incurred a net charge of $43.0 million from non-cash fair value adjustments to deferred revenue related to the MacAndrews Acquisition as compared to net charges of $3.0 million in 2011 for non-cash fair value acquisition accounting adjustments to deferred revenue related to the acquisition of Parsam and the MacAndrews Acquisition. Net revenues also decreased by $1.1 million due to nonrecurring early termination fees in 2011. These decreases were partially offset by a net increase in license fee revenues of $6.9 million primarily as a result of meeting revenue recognition criteria for certain product lines, increased service bureau revenues of $1.7 million as a result of growth in electronic bill pay services and increased maintenance revenues of $1.0 million due to increased implementation of credit management solutions. Operating income for the Harland Financial Solutions segment decreased by $30.6 million to $23.3 million in 2012 from $53.9 million in 2011. The decrease in operating income was primarily due to net charges for non-cash fair value adjustments related to the MacAndrews Acquisition that reduced operating income by $44.9 million in 2012, including an $11.1 million increase in depreciation and amortization, as compared to net charges of $3.9 million in 2011 for non-cash fair value adjustments primarily related to the MacAndrews Acquisition. These decreases were partially offset by the increased revenues after excluding the effect of non-cash fair value adjustments to deferred revenues and cost reductions.

Net revenues for the Scantron segment decreased by $2.7 million, or 2.2%, to $119.9 million in 2012 from $122.6 million in 2011. The decrease in net revenues was primarily due to volume declines in forms, scanners and services that reduced revenues by $9.6 million. The decrease was partially offset by higher revenue of $1.9 million in the GlobalScholar and Spectrum K12 businesses as a result of completed project implementations and increased intersegment sales of $1.5 million. In 2012, the Scantron segment incurred a net charge of $5.7 million for non-cash fair value adjustments to deferred revenue related to the MacAndrews Acquisition compared to a net charge of $9.3 million in 2011 from non-cash fair value adjustments to deferred revenues related to the acquisitions of the Spectrum K12 and GlobalScholar businesses, resulting in an increase in net revenue of $3.6 million. Operating losses for the Scantron segment decreased by $105.4 million to an operating loss of $26.6 million in 2012 from an operating loss of $132.0 million in 2011. The decrease in the operating loss was primarily due to non-cash impairment charges of $108.3 million primarily related to the annual impairment tests for Scantron's goodwill and indefinite-lived tradename that occurred in 2011, a net benefit for non-cash fair value adjustments related to the MacAndrews Acquisition that increased operating income by $15.0 million, including a $20.6 million decrease in depreciation and amortization, as compared to net charges of $8.8 million in 2011 for non-cash fair value adjustments related to acquisitions. These increases to operating income were partially offset by a $22.8 million non-cash gain for changes in the fair value of contingent consideration arrangements that occurred in 2011.

Net revenues for the Faneuil segment increased by $83.5 million to $155.0 million in 2012 from $71.5 million in 2011 (during which only the HTS and MDT businesses were in the Faneuil segment prior to the MacAndrews Acquisition). The increase was primarily due to the Faneuil Acquisition which had revenues of $93.6 million in 2012 compared to revenues of $2.7 million in 2011 after the MacAndrews Acquisition. The resulting net increase in revenues from the Faneuil Acquisition of $90.9 million was partially offset by a decrease in net revenues of $7.4 million for the HTS and MDT businesses that were transferred from the Scantron segment, primarily due to net charges of $5.1 million from non-cash fair value adjustments to deferred revenues related to the MacAndrews Acquisition. The remaining decrease was primarily due to declines in revenues related to installation and maintenance services for the HTS and MDT businesses. Operating income for the Faneuil segment decreased by $0.8 million to $8.8 million in 2012 from $9.6 million in 2011. The decrease in operating income was primarily due to net charges for non-cash fair value adjustments related to the MacAndrews Acquisition that reduced operating income by $3.2 million, including $5.7 million of other non-cash charges and a $2.5 million decrease in depreciation and amortization, and a $3.6 million decrease in the operating income attributable to the HTS and MDT businesses, which included $2.6 million of depreciation and amortization unrelated to acquisition accounting and $1.0 million of restructuring charges. These decreases were partially offset by operating income of $3.3 million attributable to the acquisition of Faneuil, which included $0.8 million of asset impairment charges and $0.7 million of restructuring charges, and non-cash impairment charges of $2.7 million that occurred in the fourth quarter of 2011.

About Harland Clarke Holdings

Harland Clarke Holdings is a holding company that conducts its operations through its direct and indirect, wholly owned operating subsidiaries. Harland Clarke Holdings has four business segments, which are operated by Harland Clarke, Harland Financial Solutions, Scantron and Faneuil. Harland Clarke is a provider of checks and related products, direct marketing services and customized business and home office products. Harland Financial Solutions provides technology products and related services to financial institutions. Scantron is a leading provider of data management solutions and related services to educational, commercial and governmental entities. Faneuil provides business process outsourcing services including call center operations, back office operations, staffing services and toll collection services to government and regulated commercial clients and patient information collection and tracking, managed technical services and related field maintenance services to education, commercial, healthcare and governmental entities.

Harland Clarke Holdings is an indirect, wholly owned subsidiary of M & F Worldwide, which is, as of December 21, 2011, an indirect, wholly owned subsidiary of MacAndrews. MacAndrews is wholly owned by Ronald O. Perelman. On September 12, 2011, M & F Worldwide agreed, subject to various closing conditions, to merge with an indirect, wholly owned subsidiary of MacAndrews, and, following a vote of stockholders of M & F Worldwide and the satisfaction or waiver of all other closing conditions, that merger was effected on December 21, 2011.

Forward-Looking Statements

This press release contains forward-looking statements that reflect management's current assumptions and estimates of future performance and economic conditions, which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties, many of which are beyond Harland Clarke Holdings' control. All statements other than statements of historical facts included in this press release, including those regarding Harland Clarke Holdings' strategy, future operations, financial position, estimated revenues, projected costs, projections, prospects, plans and objectives of management, are forward-looking statements. When used in this press release, the words "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this press release. Although Harland Clarke Holdings believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this press release are reasonable, such plans, intentions or expectations may not be achieved. In addition to factors described in Harland Clarke Holdings' Securities and Exchange Commission filings and others, the following factors may cause Harland Clarke Holdings' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained in this press release include: (1) Harland Clarke Holdings' substantial indebtedness; (2) difficult conditions in financial markets, the downturn in and potential worsening of general economic and market conditions and the impact of the credit crisis; (3) covenant restrictions under Harland Clarke Holdings' indebtedness that may limit its ability to operate its business and react to market changes; (4) the maturity of the principal industry in which the Harland Clarke segment operates and trends in the paper check industry, including a faster than anticipated decline in check usage due to increasing use of alternative payment methods, a decline in consumer confidence and/or checking account openings and other factors, and our ability to grow non-check-related product lines; (5) consolidation among or failure of financial institutions, decreased spending by financial institutions on our products and services and other adverse changes among the large clients on which Harland Clarke Holdings depends, resulting in decreased revenues and/or pricing pressure; (6) the ability to retain Harland Clarke Holdings' clients; (7) the ability to retain Harland Clarke Holdings' key employees and management; (8) lower than expected cash flow from operations; (9) significant increases in interest rates; (10) intense competition in all areas of Harland Clarke Holdings' business; (11) interruptions or adverse changes in Harland Clarke Holdings' supplier relationships, technological capacity, intellectual property matters, and applicable laws; (12) increased spending on product development and implementation of our products; (13) decreases to educational budgets as a result of the continued general economic downturn and the resulting impact on Scantron's customers; (14) variations in contemplated brand strategies, business locations, management positions and other business decisions in connection with integrating acquisitions; (15) Harland Clarke Holdings' ability to successfully integrate and manage acquisitions; (16) Harland Clarke Holdings' ability to achieve vendor-specific objective evidence for software businesses we have acquired or will acquire, which could affect the timing of recognition of revenue; (17) Harland Clarke Holdings' ability to implement any or all components of its business strategy or realize all of its expected cost savings or synergies from acquisitions; (18) acquisitions otherwise not being successful from a financial point of view, including, without limitation, due to any difficulties with Harland Clarke Holdings servicing its debt obligations; and (19) weak economic conditions and declines in the financial performance of our businesses that may result in material impairment charges.

You should read carefully the factors described in Harland Clarke Holdings' Annual Report on Form 10-K for the year ended December 31, 2012 for a description of risks that could, among other things, cause actual results to differ from these forward looking statements.

Non-GAAP Financial Measures

In this release, Harland Clarke Holdings presents certain adjusted financial measures that are not calculated according to generally accepted accounting principles in the United States ("GAAP"). These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release because management believes they present information regarding Harland Clarke Holdings that management believes is useful to investors. The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measure.

EBITDA represents net income before interest income and expense, income taxes, depreciation and amortization (other than amortization related to contract acquisition payments). Harland Clarke Holdings presents EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in Harland Clarke Holdings' industries.

Harland Clarke Holdings believes EBITDA provides useful information with respect to its ability to meet its future debt service, capital expenditures, working capital requirements and overall operating performance, although EBITDA should not be considered as a measure of liquidity. In addition, Harland Clarke Holdings utilizes EBITDA when interpreting operating trends and results of operations of its business.

Harland Clarke Holdings also uses EBITDA for the following purposes: Harland Clarke Holdings' senior credit facilities use EBITDA (with additional adjustments) to measure compliance with financial covenants such as debt incurrence. Harland Clarke Holdings' executive compensation is based on EBITDA (with additional adjustments) performance measured against targets. EBITDA is also widely used by Harland Clarke Holdings and others in its industry to evaluate and value potential acquisition candidates. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. See below for a description of these limitations. Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to Harland Clarke Holdings to invest in the growth of its business.

In addition, in evaluating EBITDA, you should be aware that in the future Harland Clarke Holdings may incur expenses such as those excluded in calculating it. Harland Clarke Holdings' presentation of this measure should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	it does not reflect Harland Clarke Holdings' cash expenditures and future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, Harland Clarke Holdings' working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on Harland Clarke Holdings' debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in Harland Clarke Holdings' statements of cash flows; and

•	other companies in Harland Clarke Holdings' industries may calculate EBITDA differently from Harland Clarke Holdings, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to invest in the growth of Harland Clarke Holdings' business or as a measure of cash that will be available to Harland Clarke Holdings to meet its obligations. You should compensate for these limitations by relying primarily on Harland Clarke Holdings' GAAP results and using EBITDA only supplementally.

Harland Clarke Holdings presents Adjusted EBITDA as a supplemental measure of its performance. Harland Clarke Holdings prepares Adjusted EBITDA by adjusting EBITDA to reflect the impact of a number of items it does not consider indicative of Harland Clarke Holdings' ongoing operating performance. Such items include, but are not limited to, certain acquisition accounting adjustments, gains and losses on early extinguishment of debt, restructuring costs, asset impairment charges, deferred purchase price compensation related to acquisitions and changes in the fair value of contingent consideration related to acquisitions. You are encouraged to evaluate each adjustment and the reasons Harland Clarke Holdings considers them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future, Harland Clarke Holdings may incur expenses, including cash expenses, similar to the adjustments in this presentation. Harland Clarke Holdings' presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

For additional information contact:

Pete Fera
(210) 697-1208

- tables to follow

Harland Clarke Holdings Corp. and Subsidiaries
Consolidated Statements of Operations
(in millions)

As a result of the change in ownership from the MacAndrews Acquisition, the acquisition method of accounting was used to revalue assets and liabilities assumed on December 21, 2011. Under Generally Accepted Accounting Principles in the United States ("GAAP"), the Company is required to present the operating results for the year ended December 31, 2011 separately; the period prior to the MacAndrews Acquisition is presented below as ''Predecessor" and the periods subsequent to the MacAndrews Acquisition are presented below as ''Successor.'' The Predecessor and Successor periods are not comparable in all material respects due to the different bases of accounting.

	Successor		Predecessor	Combined
	Three Months Ended December 31,	December 22 to December 31,	October 1 to December 21,	Three Months Ended December 31,
	2012	2011	2011	2011
	(unaudited)	(recasted)	(unaudited)	(unaudited)
Product revenues, net	$322.0	$27.4	$297.9	$325.3
Service revenues, net	104.6	10.3	70.8	81.1
Total net revenues	426.6	37.7	368.7	406.4
Cost of products sold	183.8	22.1	180.5	202.6
Cost of services provided	67.8	7.3	38.4	45.7
Total cost of revenues	251.6	29.4	218.9	248.3
Gross profit	175.0	8.3	149.8	158.1
Selling, general and administrative expenses	90.0	11.3	88.8	100.1
Revaluation of contingent consideration	—	—	0.3	0.3
Asset impairment charges	1.0	—	109.2	109.2
Restructuring costs	2.3	—	4.3	4.3
Operating income (loss)	81.7	(3.0)	(52.8)	(55.8)
Interest income	0.2	—	0.1	0.1
Interest expense	(55.6)	(6.6)	(22.8)	(29.4)
Loss on early extinguishment of debt	—	(0.1)	—	(0.1)
Loss from equity method investment	(0.1)	—	—	—
Income (loss) before income taxes	26.2	(9.7)	(75.5)	(85.2)
Provision (benefit) for income taxes	11.6	(3.8)	(1.6)	(5.4)
Net income (loss)	$14.6	$(5.9)	$(73.9)	$(79.8)

Harland Clarke Holdings Corp. and Subsidiaries
Consolidated Statements of Operations
(in millions)

As a result of the change in ownership from the MacAndrews Acquisition, the acquisition method of accounting was used to revalue assets and liabilities assumed on December 21, 2011. Under Generally Accepted Accounting Principles in the United States ("GAAP"), the Company is required to present the operating results for the year ended December 31, 2011 separately; the period prior to the MacAndrews Acquisition is presented below as ''Predecessor" and the periods subsequent to the MacAndrews Acquisition are presented below as ''Successor.'' The Predecessor and Successor periods are not comparable in all material respects due to the different bases of accounting.

	Successor		Predecessor	Combined
	Year Ended December 31,	December 22 to December 31,	January 1 to December 21,	Year Ended December 31,
	2012	2011	2011	2011
		(recasted)		(unaudited)
Product revenues, net	$1,285.1	$27.4	$1,273.2	$1,300.6
Service revenues, net	383.8	10.3	312.8	323.1
Total net revenues	1,668.9	37.7	1,586.0	1,623.7
Cost of products sold	792.3	22.1	772.0	794.1
Cost of services provided	266.1	7.3	159.2	166.5
Total cost of revenues	1,058.4	29.4	931.2	960.6
Gross profit	610.5	8.3	654.8	663.1
Selling, general and administrative expenses	389.7	11.3	393.3	404.6
Revaluation of contingent consideration	(0.6)	—	(24.3)	(24.3)
Asset impairment charges	1.7	—	111.6	111.6
Restructuring costs	18.9	—	12.6	12.6
Operating income (loss)	200.8	(3.0)	161.6	158.6
Interest income	0.9	—	0.4	0.4
Interest expense	(221.6)	(6.6)	(104.8)	(111.4)
Loss on early extinguishment of debt	(34.2)	(0.1)	—	(0.1)
Loss from equity method investment	(0.1)	—	—	—
Other (expense) income, net	(0.2)	—	13.2	13.2
(Loss) income before income taxes	(54.4)	(9.7)	70.4	60.7
(Benefit) provision for income taxes	(19.4)	(3.8)	41.2	37.4
Net (loss) income	$(35.0)	$(5.9)	$29.2	$23.3

Harland Clarke Holdings Corp. and Subsidiaries
Business Segment Information
(in millions)

As a result of the change in ownership from the MacAndrews Acquisition, the acquisition method of accounting was used to revalue assets and liabilities assumed on December 21, 2011. Under Generally Accepted Accounting Principles in the United States ("GAAP"), the Company is required to present the operating results for the year ended December 31, 2011 separately; the period prior to the MacAndrews Acquisition is presented below as ''Predecessor" and the periods subsequent to the MacAndrews Acquisition are presented below as ''Successor.'' The Predecessor and Successor periods are not comparable in all material respects due to the different bases of accounting.

	Successor		Predecessor	Combined
	Three Months Ended December 31,	December 22 to December 31,	October 1 to December 21,	Three Months Ended December 31,
	2012	2011	2011	2011
	(unaudited)	(recasted)	(unaudited)	(unaudited)
Net revenues
Harland Clarke segment	$276.2	$24.3	$267.5	$291.8
Harland Financial Solutions segment	80.5	6.3	59.8	66.1
Scantron segment	30.9	4.4	25.2	29.6
Faneuil segment	39.6	2.7	16.5	19.2
Eliminations	(0.6)	—	(0.3)	(0.3)
Total net revenues	$426.6	$37.7	$368.7	$406.4

Operating income (loss)
Harland Clarke segment	$62.2	$(0.6)	$57.0	$56.4
Harland Financial Solutions segment	22.2	(0.9)	9.4	8.5
Scantron segment	(0.6)	(1.4)	(116.6)	(118.0)
Faneuil segment	3.2	0.2	0.4	0.6
Corporate	(5.3)	(0.3)	(3.0)	(3.3)
Total operating income (loss)	$81.7	$(3.0)	$(52.8)	$(55.8)

Harland Clarke Holdings Corp. and Subsidiaries
Business Segment Information
(in millions)

As a result of the change in ownership from the MacAndrews Acquisition, the acquisition method of accounting was used to revalue assets and liabilities assumed on December 21, 2011. Under Generally Accepted Accounting Principles in the United States ("GAAP"), the Company is required to present the operating results for the year ended December 31, 2011 separately; the period prior to the MacAndrews Acquisition is presented below as ''Predecessor" and the periods subsequent to the MacAndrews Acquisition are presented below as ''Successor.'' The Predecessor and Successor periods are not comparable in all material respects due to the different bases of accounting.

	Successor		Predecessor	Combined
	Year Ended December 31,	December 22 to December 31,	January 1 to December 21,	Year Ended December 31,
	2012	2011	2011	2011
		(recasted)		(unaudited)
Net revenues
Harland Clarke segment	$1,142.6	$24.3	$1,120.2	$1,144.5
Harland Financial Solutions segment	253.7	6.3	279.5	285.8
Scantron segment	119.9	4.4	118.2	122.6
Faneuil segment	155.0	2.7	68.8	71.5
Eliminations	(2.3)	—	(0.7)	(0.7)
Total net revenues	$1,668.9	$37.7	$1,586.0	$1,623.7

Operating income (loss)
Harland Clarke segment	$214.0	$(0.6)	$242.8	$242.2
Harland Financial Solutions segment	23.3	(0.9)	54.8	53.9
Scantron segment	(26.6)	(1.4)	(130.6)	(132.0)
Faneuil segment	8.8	0.2	9.4	9.6
Corporate	(18.7)	(0.3)	(14.8)	(15.1)
Total operating income (loss)	$200.8	$(3.0)	$161.6	$158.6

Harland Clarke Holdings Corp. and Subsidiaries
Reconciliations to EBITDA and EBITDA to Adjusted EBITDA
(in millions)

	(unaudited)
	Successor		Predecessor	Combined
	Three Months Ended December 31,	December 22 to December 31,	October 1 to December 21,	Three Months Ended December 31,
	2012	2011	2011	2011
		(recasted)
Net income (loss)	$14.6	$(5.9)	$(73.9)	$(79.8)
Interest expense, net	55.4	6.6	22.7	29.3
Provision (benefit) for income taxes	11.6	(3.8)	(1.6)	(5.4)
Depreciation and amortization	53.4	6.0	36.4	42.4
EBITDA	135.0	2.9	(16.4)	(13.5)
Adjustments:
Restructuring costs (a)	2.3	—	4.3	4.3
Revaluation of contingent consideration (b)	—	—	0.3	0.3
Asset impairment charges (c)	1.0	—	109.2	109.2
Loss on early extinguishment of debt (d)	—	0.1	—	0.1
One-time, non-cash charge (e)	—	—	1.6	1.6
Impact of acquisition accounting adjustments (f)	(4.3)	7.9	2.0	9.9
Transaction related expenses (g)	0.7	—	—	—
Customer billings in excess of recognized revenues (h)	2.6	—	3.1	3.1
Unusual legal expenses (i)	0.1	—	—	—
Loss on equity method investment (j)	0.1	—	—	—
Adjusted EBITDA	$137.5	$10.9	$104.1	$115.0

GlobalScholar and Spectrum K12 reconciliation to Adjusted EBITDA:
Operating loss	$(5.4)	$(0.7)	$(12.0)	$(12.7)
Depreciation and amortization	1.1	0.1	4.4	4.5
EBITDA from GlobalScholar and Spectrum K12	(4.3)	(0.6)	(7.6)	(8.2)
Adjustments:
Restructuring costs (a)	0.1	—	—	—
Impact of acquisition accounting adjustments (f)	(0.7)	(0.2)	2.2	2.0
Customer billings in excess of recognized revenues (h)	1.8	—	0.9	0.9
Allocation of costs to support businesses (k)	(0.1)	(0.1)	(1.0)	(1.1)
Adjusted EBITDA from GlobalScholar and Spectrum K12	$(3.2)	$(0.9)	$(5.5)	$(6.4)

Adjusted EBITDA excluding GlobalScholar and Spectrum K12	$140.7	$11.8	$109.6	$121.4

____________

(a)	Reflects restructuring costs, including adjustments, recorded in accordance with GAAP, consisting primarily of severance, post-closure facility expenses and other related expenses.

(b)	Reflects changes in the fair value of contingent consideration related to acquisitions.

(c)	Reflects non-cash impairment charges from the write-down of assets, primarily related to Scantron's goodwill and tradename.

(d)	Reflects loss from the purchase of Harland Clarke Holdings bonds at less than their fair value.

(e)	Reflects a one-time, non-cash charge at the Harland Financial Solutions segment related to a change in the recognition of revenue for certain product lines.

(f)
Reflects the non-cash fair value adjustments related to acquisition accounting, other than for depreciation and amortization and interest expense. For the three months ended December 31, 2012, the acquisition accounting adjustments consisted of the following net amounts related to the MacAndrews Acquisition: a $1.3 non-cash increase to net revenues, a $0.8 non-cash decrease to cost of revenues and a $2.2 non-cash decrease to selling, general and administrative expenses.

(g)	Reflects non-recurring charges related to the recent debt transaction, the MacAndrews Acquisition, and other acquisition activities.

(h)	Reflects the difference in the amount billed to customers in excess of revenues recognized plus non-cash fair value adjustments to deferred revenues.

(i)	Reflects non-recurring legal costs at the Faneuil segment.

(j)	Reflects the non-cash loss attributable to the investment in certain equity securities of Transactis, Inc., a privately held company, accounted for using the equity method.

(k)	Reflects the allocation of costs within the Scantron segment to support the GlobalScholar and Spectrum K12 businesses.

Harland Clarke Holdings Corp. and Subsidiaries
Reconciliations to EBITDA and EBITDA to Adjusted EBITDA
(in millions)

	(unaudited)
	Successor		Predecessor	Combined
	Year Ended December 31,	December 22 to December 31,	January 1 to December 21,	Year Ended December 31,
	2012	2011	2011	2011
		(recasted)
Net (loss) income	$(35.0)	$(5.9)	$29.2	$23.3
Interest expense, net	220.7	6.6	104.4	111.0
(Benefit) provision for income taxes	(19.4)	(3.8)	41.2	37.4
Depreciation and amortization	213.6	6.0	158.4	164.4
EBITDA	379.9	2.9	333.2	336.1
Adjustments:
Restructuring costs (a)	18.9	—	12.6	12.6
Revaluation of contingent consideration (b)	(0.6)	—	(24.3)	(24.3)
Asset impairment charges (c)	1.7	—	111.6	111.6
Loss on early extinguishment of debt (d)	34.2	0.1	—	0.1
Gain on sale of marketable securities (e)	—	—	(13.2)	(13.2)
One-time, non-cash charge (f)	1.2	—	1.6	1.6
Impact of acquisition accounting adjustments (g)	23.2	7.9	9.7	17.6
Transaction related expenses (h)	3.5	—	—	—
Customer billings in excess of recognized revenues (i)	16.0	—	13.6	13.6
Unusual legal expenses (j)	0.6	—	—	—
Loss on equity method investment (k)	0.1	—	—	—
Adjusted EBITDA	$478.7	$10.9	$444.8	$455.7

GlobalScholar and Spectrum K12 reconciliation to Adjusted EBITDA:
Operating loss	$(32.0)	$(0.7)	$(54.2)	$(54.9)
Depreciation and amortization	3.9	0.1	18.5	18.6
EBITDA from GlobalScholar and Spectrum K12	(28.1)	(0.6)	(35.7)	(36.3)
Adjustments:
Restructuring costs (a)	2.6	—	2.5	2.5
Revaluation of contingent consideration (b)	—	—	(0.5)	(0.5)
Impact of acquisition accounting adjustments (g)	—	(0.2)	9.0	8.8
Customer billings in excess of recognized revenues (i)	12.1	—	10.6	10.6
Allocation of costs to support businesses (l)	(3.8)	(0.1)	(3.3)	(3.4)
Adjusted EBITDA from GlobalScholar and Spectrum K12	$(17.2)	$(0.9)	$(17.4)	$(18.3)

Adjusted EBITDA excluding GlobalScholar and Spectrum K12	$495.9	$11.8	$462.2	$474.0

____________

(a)	Reflects restructuring costs, including adjustments, recorded in accordance with GAAP, consisting primarily of severance, post-closure facility expenses and other related expenses.

(b)	Reflects changes in the fair value of contingent consideration related to acquisitions.

(c)	Reflects non-cash impairment charges from the write-down of assets, primarily related to Scantron's goodwill and tradename.

(d)
Reflects a write-off of unamortized, non-cash fair value adjustment related to the $280.2 term loan repayment and a loss from the purchase of Harland Clarke Holdings bonds at less than their fair value.

(e)	Reflects a one-time gain on the sale of marketable securities.

(f)	Reflects a one-time, non-cash charge at the Harland Financial Solutions segment related to a change in the recognition of revenue for certain product lines.

(g)
Reflects the non-cash fair value adjustments related to acquisition accounting, other than for depreciation and amortization and interest expense. For the year ended December 31, 2012, the acquisition accounting adjustments consisted of the following net amounts related to the MacAndrews Acquisition: a $24.0 non-cash decrease to net revenues, a $10.0 non-cash increase to cost of revenues and a $10.8 non-cash decrease to selling, general and administrative expenses.

(h)	Reflects non-recurring charges related to the recent debt transaction, the MacAndrews Acquisition, and other acquisition activities.

(i)	Reflects the difference in the amount billed to customers in excess of revenues recognized plus non-cash fair value adjustments to deferred revenues.

(j)	Reflects non-recurring legal costs at the Faneuil segment.

(k)	Reflects the non-cash loss attributable to the investment in certain equity securities of Transactis, Inc., a privately held company, accounted for using the equity method.

(l)	Reflects the allocation of costs within the Scantron segment to support the GlobalScholar and Spectrum K12 businesses.